                                                               EXHIBIT 10.25(d)

                                 AMENDMENT NO. 3
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT


                  This AMENDMENT NO. 3, effective as of July 16, 1999 (this "Amendment"), to that certain Preferred Stock Purchase Agreement dated as of December 23, 1998, as amended on February 10, 1999 and on June 9, 1999 (the "Stock Purchase Agreement"), is made and entered into between Aames Financial Corporation, a Delaware corporation (the "Company") and Specialty Finance Partners, as successor to Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Purchaser").



                                    RECITALS

         WHEREAS, the parties hereto have entered into the Stock Purchase Agreement pursuant to which the Purchaser purchased from the Company, and the Company sold to the Purchaser, on the Initial Closing Date, (i) 26,704 shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations as filed with the Secretary of State of the State of Delaware (the "Series B Certificate of Designations"), and (ii) 48,296 shares of the Company's Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock," and together with the Series B Preferred Stock, the "Senior Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations as filed with the Secretary of State of the State of Delaware (the "Series C Certificate of Designations," and together with the Series B Certificate of Designations, the "Certificates of Designations"); and

         WHEREAS, pursuant to the Stock Purchase Agreement, the Company agreed to, as promptly as practicable after the date thereof call a meeting of its stockholders, at which the Company will submit to its stockholders proposals to (among other things) , (i) amend the certificate of incorporation of the Company to increase the authorized number of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), and the Company's preferred stock, par value $0.001 per share (the "Preferred Stock") as contemplated by the Certificate of Designations; and (ii) cause the outstanding shares of Senior Preferred Stock to be split on the basis of one thousand-for-one (the foregoing increase in authorized shares and split of Senior

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Preferred Stock are referred to collectively herein as the "Recapitalization");
and

         WHEREAS, pursuant to the Stock Purchase Agreement, the Company agreed to offer, subject to the completion of the Recapitalization, to the existing holders of Common Stock non-transferable rights to purchase an aggregate of $25 million in stated value of Series C Preferred Stock and the Purchaser agreed to purchase on the Supplemental Closing Date an amount equal to the entire unsubscribed portion of the Rights Offering (the "Standby Commitment"); and

         WHEREAS, the parties desire to amend the Stock Purchase Agreement to provide for the purchase by the Purchaser from the Company, and the sale by the Company to the Purchaser, on the Additional Closing Date, 25,000 shares of Series C Preferred Stock (the "Additional Investment"); and

         WHEREAS, the parties desire to amend the Stock Purchase Agreement to provide for an increase in the aggregate number of shares of Series C Preferred Stock offered to existing holders of Common Stock pursuant to the Rights Offering from $25 million in stated value to a number of shares equal to the total number of shares of Common Stock outstanding as of the applicable record date relating to the Rights Offering; and

         WHEREAS, on the Additional Closing Date, the Company will issue to the Purchaser (or its designee), as a fee for the Additional Investment, a warrant (the "Additional Warrant") to purchase 1,250,000 shares of Common Stock, subject to the availability of authorized Common Stock, at an exercise price of $1.00 per share, such Warrant to be in the form attached hereto as Exhibit A; and

         WHEREAS, the Continuing Directors of the Board of Directors have approved this Amendment; and

         WHEREAS, the Company has obtained an opinion from Donaldson Lufkin & Jenrette as to the fairness, from a financial point of view, of the Additional Purchase Price to be paid for the Additional Preferred Stock pursuant to this Agreement. A copy of such fairness opinion has been provided to Purchaser prior to the execution of this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.1. Definitions. Capitalized terms used herein that are defined in the Stock Purchase Agreement are used herein as so defined.
Section 1.1 of the Stock Purchase Agreement is hereby amended to include the following definitions:

                  "Additional Closing" means the closing of the sale and purchase of the Additional Preferred Stock pursuant to Section 2.3.1 hereof.

                  "Additional Closing Date" shall have the meaning set forth in
Section 2.3.2.

                  "Additional Investment" shall have the meaning set forth in the Recitals of Amendment No. 3 to Stock Purchase Agreement.

                  "Additional Preferred Stock" has the meaning set forth in
Section 2.3.1.

                  "Additional Purchase Price" has the meaning set forth in
Section 2.3.1.

                  "Additional Warrant" shall have the meaning set forth in the Recitals of Amendment No. 3 to the Stock Purchase Agreement.

                  "Amendment No. 3 to Stock Purchase Agreement" shall mean that certain Amendment No. 3 to Stock Purchase Agreement by and between the Company and the Purchaser.



                                   ARTICLE II.

                                   AMENDMENTS

                  The Stock Purchase Agreement is hereby amended as follows:

                  (a) Article II is amended by adding the following Sections:


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                  "Section 2.3.1. Issuance, Sale and Purchase of the Additional
         Preferred Stock. Upon the terms and subject to the conditions set forth in this Agreement, on the Additional Closing Date, the Company will issue, sell and deliver to the Purchaser (including such Affiliates of Purchaser as Purchaser may designate in writing to the Company prior to the Additional Closing Date), and the Purchaser will purchase from the Company on the Additional Closing Date, twenty-five thousand (25,000) shares of Series C Preferred Stock (the "Additional Preferred Stock"). The purchase price of the Additional Preferred Stock shall be one thousand dollars ($1,000.00) per share (the "Additional Purchase Price").

                  Section 2.3.2. Additional Closing. (a) The Additional Closing shall take place at the offices of the Company, 350 South Grand Avenue, 52nd Floor, Los Angeles, California 90071 at 10:00 a.m., Los Angeles time, as soon as practicable, or at such other time and place as the parties may agree but not later than on the tenth Business Day, following the execution of Amendment No. 3 to Stock Purchase Agreement, or (the date on which the Additional Closing occurs, the "Additional Closing Date").

                  (b) At the Additional Closing, (i) the Company will deliver to the Purchaser certificates representing the Additional Preferred Stock to be purchased by, and sold to, the Purchaser pursuant to Section
         2.3.1 hereof (registered in the name or names and in the denominations designated by Purchaser at least two Business Days prior to the Additional Closing Date), (ii) the Purchaser, in full payment for the Additional Preferred Stock to be purchased by, and sold to, the Purchaser pursuant to Section 2.3.1 hereof, will deliver to the Company an amount per share equal to the Additional Purchase Price, in immediately available funds by wire transfer to the account specified by the Company to Purchaser, at least two Business Days prior to the Additional Closing Date, or by such other means as may be agreed upon by the parties hereto, and (iii) the Company will issue the Additional Warrant to a designee of the Purchaser."

                  (b) Section 2.4 is deleted in its entirety and replaced by the following:

                  "Section 2.4. Issuance, Sale and Purchase of Series C Preferred Stock Pursuant to the Standby Commitment. Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the consummation of the Recapitalization, and in reliance upon the representations and warranties hereinafter set forth, at the


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         Supplemental Closing, the Company will issue, sell and deliver to the
         Purchaser (including such Affiliates of Capital Z as Capital Z may designate in writing to the Company prior to the Supplemental Closing Date and any Designated Purchasers), and the Purchaser will purchase from the Company on the Supplemental Closing Date, any shares of Series C Preferred Stock which were offered in, and which remain unsubscribed after consummation of, the Rights Offering up to a maximum of $25 million in stated value of Series C Preferred Stock. The purchase price per share for the Series C Preferred Stock purchased pursuant to the Standby Commitment shall be the amount obtained by dividing (x) Purchase Price by (y) 1,000 (the "Standby Purchase Price"). In the event that the Initial Closing occurs, and the Supplemental Closing does not occur as result of a material breach by the Purchaser of its obligation to consummate the purchase of the Series C Preferred Stock to be purchased by the Purchaser at the Supplemental Closing (and not any other breach or alleged breach by the Purchaser hereunder), then Capital Z shall cause its designee which received the Warrant to return the Warrant to the Company for cancellation. The provisions of the immediately preceding sentence shall be of no force or effect if this Agreement terminates for any reason prior to the Initial Closing Date.



         (c) Section 4.9 is deleted in its entirety and replaced by the following:

         "Section 4.9. As promptly as possible after obtaining the Shareholder Approval, the Company shall take all necessary action to effectuate and complete the Recapitalization, including, but not limited to, (i) making all necessary filings with the NYSE (including having the NYSE approve for listing on the NYSE the shares of Common Stock into which the Senior Preferred Stock may be converted) and (ii) filing an amended Certificate of Incorporation with the Secretary of State of the State of Delaware. Following the completion of the Recapitalization, the Company will offer to its existing holders of Common Stock non-transferrable rights ("Purchase Rights") to purchase one share of Series C Preferred Stock for each share of Common Stock held by stockholders as of the applicable record date for the Standby Purchase Price (the "Rights Offering"), which Purchase Rights shall expire thirty (30) days after issuance. The Rights Offering shall be subject to the conditions set forth on Exhibit K attached hereto. The Purchaser shall be provided with copies of all documents relating to the Recapitalization and the Rights Offering, and all such documents shall be subject to the comments and


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

         prior approval of the Purchaser. Without limiting any rights of the Purchaser hereunder or under the Certificate of Designations, if the Shareholder Approval is not obtained, the Company shall take all actions reasonably requested by the Purchaser and consistent with the DGCL to effect the increase in the authorized shares of capital stock of the Company contemplated by the Recapitalization."

         (d) Article III is hereby amended by adding the following Sections:

                  "Section 3.3. Representations and Warranties of the Company with Respect to the Additional Investment. As of the date of Amendment No. 3 to Stock Purchase Agreement, the Company represents and warrants to the Purchaser as follows:

                  Section 3.3.1. Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate or other organizational power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires it to so qualify or be licensed, except where the failure to be so licensed or qualified would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  Section 3.3.2. Authorization; Enforceability. (a) (i) the Company has all requisite corporate power and authority to perform, execute and deliver its obligations necessary to consummate the Additional Investment and issue the Additional Warrant; and (ii) all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of Amendment No. 3 to Stock Purchase Agreement and the Additional Warrant, and the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Additional Preferred Stock, has been taken.

                  (b) Amendment No. 3 to Stock Purchase Agreement and the Additional Warrant have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their


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

         respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

                  Section 3.3.3. Consents; No Conflict. (a) Except (i) required blue sky filings, if any, which will be effected in accordance with applicable blue sky laws; (ii) filings required under the Securities Act in connection with the Registration Rights Agreement, and (iii) as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person on the part of the Company is required in connection with the consummation of the Additional Investment and the issuance of the Additional Warrant.

                  (b) The execution and delivery by the Company of Amendment No. 3 to Stock Purchase Agreement and the Additional Warrant, and the performance by the Company of its obligations thereunder, will not (i) violate any provision of the Certificate of Incorporation or Bylaws;
         (ii) violate any provision of any law or any order of any court or Governmental Authority; (iii) conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under, or allow any other party thereto a right to terminate or seek a payment from the Company or any Subsidiary under the terms of, any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their properties or assets is bound; or (iv) result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv), as would not be reasonably likely to have a Material Adverse Effect.


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

                  Section 3.3.4. Valid Issuance of Securities. (a) The Additional Preferred Stock, the Additional Warrant and the Common Stock underlying the Additional Preferred Stock and the Additional Warrant, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable.

                  (b) The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

                  (c) The issuance, sale and delivery of the Additional Preferred Stock, the Additional Warrant and the Common Stock underlying the Additional Preferred Stock and the Additional Warrant are not subject to any preemptive right of stockholders of the Company arising under law or the Certificate of Incorporation or Bylaws or to any contractual right of first refusal or other contractual right in favor of any Person.

                  Section 3.4. Representations and Warranties of the Purchaser with Respect to the Additional Investment. As of the date of Amendment No. 3 to Stock Purchase Agreement, the Purchaser represents and warrants to the Company as follows:

                  Section 3.4.1. Organization. The Purchaser is a limited partnership duly organized and validly existing under the laws of Bermuda.

                  Section 3.4.2. Authorization. The Purchaser has full power and authority to enter into Amendment No. 3 to Stock Purchase Agreement. Amendment No. 3 to Stock Purchase Agreement to which the Purchaser is a party has been duly authorized, executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

                  Section 3.4.3. Purchase for Investment. The Purchaser is an accredited investor as defined under Rule 501(a) of the Securities Act. The Additional Preferred Stock and the Additional Warrant will be acquired for investment for the Purchaser's (or its Affiliates' or a

         Designated Purchaser's) own account and not with a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Securities Act or an exemption therefrom.

                  Section 3.4.4. Restricted Securities. The Purchaser understands that the Additional Preferred Stock and the Additional Warrant are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Additional Preferred Stock and Additional Warrant may be resold without registration under the Securities Act only in certain limited circumstances.

               The Purchaser further agrees that each certificate representing the Additional Preferred Stock or the Additional Warrant shall be stamped or otherwise imprinted with a legend substantially in the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         A certificate shall not bear such legend if the Purchaser shall have delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the securities being sold may be publicly sold without registration under the Securities Act. The foregoing shall not be deemed to affect the obligations of the Company under the Registration Rights Agreement.

                  Section 3.4.5. Consents; No Conflict. (a) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, agency or body or any other person on the part of the Purchaser is required in connection with the consummation of the Additional Investment, except for (i) filings required under the Securities Act or the Exchange Act; or (ii) such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings, which if not obtained or made, as the case may be, are not reasonably likely to impair in any material respect the ability of the Purchaser to perform any of its obligations or agreements or consummate the Additional Investment.


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

                  (b) Neither the execution and delivery of Amendment No. 3 to Stock Purchase Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof will conflict with or result in a material breach of or a material default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a material default) with respect to any of the terms, conditions or provisions of any applicable order, writ or decree of any court or of any Governmental Authority, applicable to Purchaser, or of the governing documents of Purchaser, or of any indenture, contract, agreement, lease, or other instrument to which Purchaser is a party or subject or by which Purchaser or any of its properties or assets are bound, or of any applicable statute, rule, or regulation to which Purchaser or its businesses is subject.

                  Section 3.4.6. Financing. The Purchaser has or will have at the Additional Closing sufficient funds available to it to consummate the purchase of the Additional Preferred Stock at the Additional Closing as contemplated hereby."



         (e) Article V is hereby amended by adding the following sections:

                  "Section 5.3. Conditions to Obligations of Purchaser with Respect to the Additional Investment. The obligation of the Purchaser to purchase the Additional Preferred Stock at the Additional Closing shall be subject to the satisfaction or waiver of the following conditions on or before the Additional Closing Date:

                  Section 5.3.1. Compliance with this Agreement. The Company shall have executed and delivered the Additional Preferred Stock, the Additional Warrant, documents and instruments required to be executed and delivered on the Additional Closing Date and shall have performed and complied in all material respects with all agreements and covenants contained herein which are required to be performed or complied with by it on or before the Additional Closing Date.

                  Section 5.3.2. Representations and Warranties Complete and Correct. The representations and warranties of the Company contained in
         Section 3.3 hereof which are qualified as to materiality or a Material Adverse Effect


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

         shall have been true and correct when made and shall be true and correct at and as of the Additional Closing Date, as if made on and as of such date (except for representations and warranties which speak as of a specific time or date, which shall be true and correct as of such time and date). The representations and warranties of the Company contained in Section 3.3 hereof which are not qualified as to materiality or a Material Adverse Effect shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Additional Closing Date, as if made on and as of such date (except for representations and warranties which speak as of a specific time or date, which shall be true and correct in all material respects as of such time and date).

                  Section 5.3.3. Illegality, Etc. No statute, rule or regulation, or order, decree or injunction enacted, entered, promulgated or enforced by any Governmental Authority shall be in effect which prohibits or restricts the consummation of the Additional Investment.

                  Section 5.4. Conditions to Obligations of the Company with Respect to the Additional Investment. The Company's obligation to sell the Additional Preferred Stock on the Additional Closing Date shall be subject to the satisfaction or waiver by it of the following conditions on or before the Additional Closing Date:Section 5.4.1. Compliance with this Agreement. The Purchaser shall have executed and delivered all documents required to be executed and delivered on the Additional Closing Date and shall have performed and complied in all material respects with all agreements and covenants contained herein which are required to be performed or complied with by it on or before the Additional Closing Date.

                  Section 5.4.2. Purchaser's Representations and Warranties Complete and Correct. The Purchaser's representations and warranties contained in Section 3.4 of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Additional Closing Date, as if made on and as of such date.

                  Section 5.4.3. Illegality, Etc. No statute, rule or regulation, or order, decree or injunction enacted, entered, promulgated or enforced by any Governmental Authority shall be in effect which prohibits or restricts the consummation of the transactions contemplated hereby."


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

         (f) Section 7.2 is deleted in its entirety and replaced by the following:

                  Section 7.2. Survival of Representations and Warranties. The representations and warranties (i) of the Company set forth in Sections
         3.1.1 through 3.1.7, inclusive, Sections 3.1.19, 3.1.21, 3.1.22 and
         Section 3.3.1 through 3.3.4, inclusive, hereof and (ii) of the Purchaser set forth in Sections 3.2.1 through 3.2.7, inclusive, and Sections 3.4.1 through 3.4.5, inclusive, shall survive the Closing, indefinitely. None of the other representations or warranties made in
         Article III of this Agreement shall survive the Initial Closing Date.



                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS

                  Section 3.1. Counterparts. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more of the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which together shall constitute one and the same instrument.

                  Section 3.2. Ratification. The Stock Purchase Agreement, as amended hereby, is hereby ratified and confirmed.

                  Section 3.3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof.


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of July 16, 1999 and executed on the 3rd day of August, 1999.

                                    AAMES FINANCIAL CORPORATION



                                    By:     /s/  Barbara S. Polsky
                                      -----------------------------------------
                                    Name:   Barbara S. Polsky
                                    Title:  EVP & General Counsel

                                    SPECIALTY FINANCE PARTNERS
                                    By its General Partner
                                     CAPITAL Z FINANCIAL SERVICES FUND II, L.P.,
                                        By its General Partner
                                        CAPITAL Z PARTNERS, L.P.,
                                        By its General Partner

                                        CAPITAL Z PARTNERS, LTD.


                                        By:     /s/ Adam M. Mizel
                                          --------------------------------------
                                        Name:   Adam M. Mizel
                                        Title:  Partner


                                      -13-